                                                                        Deloitte
                                                                        & Touche
Deloitte & Touche LLP
350 South Grand Avenue
SUITE 200
Los Angeles, California 90071-3462
Tel: (213) 688-0800
Fax: (213) 688-0100
www.deloitte.com


                         INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Post-Effective Amendment No. 3 to Form S-8 Registration Statement No. 33-347661 of Worldwide Restaurant Concepts, Inc. on Form S-8 of our report dated June 24, 2003 (July 15, 2003 as to the fifth paragraph of Note 6) appearing in the Annual Report on Form 10-K of Worldwide Restaurant Concepts, Inc. for the year ended April 30, 2003.

/s/ Deloitte & Touche LLP

August 27, 2003

                                  EXHIBIT 23.1

                                       22